(File Nos. 33-49570 and 811-6742)
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.___)
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
Check the appropriate box:

         [X] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(3)(2))
         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to  ss.240.14a-11(c)or ss.240.14a-12


                                   FORUM FUNDS
                (Name of Registrant as Specified in its Charter)

                         BOARD OF TRUSTEES OF REGISTRANT
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11

             1)  Title of each class of securities to which transaction applies:
                 ___________________________

             2)  Aggregate number of securities to which transaction applies:
                 ___________________________

             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             4)  Proposed maximum aggregate value of transaction:
                 _____________________________

             5)  Total fee paid:
                 _____________________________


         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)    Amount Previously Paid:
                   _________________________

             2)    Form, Schedule or Registration Statement No.:
                   _________________________

             3)    Filing Party:
                   _________________________

             4)    Date Filed:
                   _________________________

F O R U M   F U N D S
================================================================================
Daily Assets Cash Fund

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 1997

--------------------------------------------------------------------------------

Dear Shareholders:

Notice is hereby given that a Special Meeting of Shareholders of Daily Assets Cash Fund (the "Fund"), a series of Forum Funds (the "Trust"), will be held at the offices of Forum Financial Services, Inc., the Trust's manager and distributor, at Two Portland Square, Portland, Maine 04101, on Friday, December 12, 1997 at 2:00 p.m. Eastern time, for the following purposes:

         1. To authorize the Trust, on behalf of the Fund, to vote at a meeting of Core Trust (Delaware) to approve a new Investment Advisory Agreement between Core Trust (Delaware) and Forum Investment Advisors, LLC; and

         2. To transact such other business as may properly come before the meeting.

The Proposal is discussed more fully in the attached Proxy Statement.

You are entitled to vote at the meeting and any adjournment thereof if you owned shares of any of the Funds at the close of business on November 3, 1997. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card(s) in the enclosed postage paid envelope.

                                         By order of the Board of Trustees,




                                         David I. Goldstein
                                         Secretary


Portland, Maine
November 12, 1997






--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD(S), DATE AND SIGN IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

F O R U M   F U N D S
================================================================================
Daily Assets Cash Fund

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 1997



INTRODUCTORY MATTERS

This proxy statement is being furnished to the shareholders of Daily Assets Cash Fund (the "Fund"), a series of Forum Funds (the "Trust"), a registered open-end management investment company in connection with the solicitation on behalf of the Board of Trustees' (the "Board") of proxies to be voted at a special meeting of shareholders of the Fund to be held on December 12, 1997 or any adjournment(s) thereof (the "Meeting"). This proxy statement will first be mailed to shareholders on or about November 12, 1997.

The record date to determine shareholders eligible to vote at the meeting is November 3, 1997. Shareholders of the Fund on the record date (hereafter "Shareholders") will be entitled to one vote for each share held on that date. One third of the shares of the Fund outstanding on the record date, represented in person or by proxy, must be present to form a quorum for the transaction of business at the Meeting. In the event that a quorum for the Fund is present at the meeting but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares of the Fund represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote for the proposal for such adjournment and will vote those proxies required to be voted against the proposal against such adjournment. A shareholder vote may be taken on the proposal in this proxy statement prior to adjournment if sufficient votes have been received and it is otherwise appropriate.

The persons named as proxies on the enclosed proxy card(s) will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed. If you give no voting instructions, your shares will be voted in favor of the proposal described in this proxy statement. The proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy received by the Trust prior to the meeting, or by appearing and voting at the meeting.

Abstentions and broker non-votes will be counted as shares present for determining whether a quorum is present but will not be voted for or against any adjournment. Abstentions and broker non-votes will also not be counted as votes cast for the purpose of determining whether sufficient votes have been received to approve the proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or the proposal. Broker non-votes are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

The solicitation of proxies, the cost of which will be borne by Forum Financial Services, Inc. ("Forum"), the Trust's manager and distributor, will be made primarily by mail but also may include telephone or oral communications by regular employees of Forum or its affiliates. These persons will not receive any compensation from the Trust for their solicitation efforts. The Trust will furnish to each person to whom the Proxy Statement is delivered, a copy of the Trust's latest annual report to shareholders upon request without charge. Requests may be directed by phone to shareholder services at (800) 94 FORUM or in writing, in care of the Trust, at Two Portland Square, Portland, Maine 04101.

MASTER-FEEDER ARRANGEMENTS

Under a structure commonly referred to as "master-feeder," the Fund invests all of its investable assets in Cash Portfolio (the "Portfolio"), a series of Core Trust (Delaware) ("Core Trust"), itself a registered open-end management investment company. The Portfolio invests directly in securities and the Fund (as well as other investors in the Portfolio) acquires an indirect interest in those securities. Under this structure, investment advisory services are rendered to the Portfolio and not the Fund, but shareholders of the Fund are afforded the same rights to vote on the investment advisory agreement of the Portfolio as they would have if the Fund invested directly in portfolio securities.

On behalf of the Fund as an interestholder in the Portfolio, at the meeting of interestholders of the Portfolio the Board will vote the Fund's interest in the same proportion as Shareholders cast their votes at the Meeting. For example, as of November 3, the Fund owned [ ]% of the outstanding interests in the Portfolio (Cash Fund, a separate series of Monarch Funds, a registered open-end management investment company, owned the other [ ]% in the Portfolio). If, at the Meeting, 60% of the votes cast by the Fund Shareholders are for Proposal 1, the Board will vote 60% of the Fund's interest in the Portfolio for the investment advisory agreement amendment. There can be no assurance that a majority of the Fund's shareholders will be able to determine the outcome of the vote by interestholders of the Portfolio on the Proposal.

PROPOSAL 1 - APPROVAL OF INVESTMENT ADVISORY AGREEMENT

Linden Asset Management, Inc. ("Linden"), current investment adviser to the Portfolio, plans to enter into a purchase and sale agreement (the "Purchase and Sale Agreement") with Forum Advisors, Inc. ("Forum Advisors"), current investment subadviser to the Portfolio, under which Forum Advisors will acquire Linden (the "Acquisition"). Management of Forum Advisors anticipates that Forum Advisors will reorganize into a limited liability company, Forum Investment Advisors, LLC ("Forum Investment Advisors") prior to the closing of the Acquisition, which is currently planned for January 2, 1998. The Acquisition will result in the automatic termination of the current investment advisory agreement between Linden and Core Trust (the "Current Advisory Agreement"). Accordingly, as a result of the anticipated termination of the Current Advisory Agreement, the Board is proposing for shareholder approval a new investment advisory agreement between Core Trust and Forum Investment Advisors with respect to the Portfolio (the "New Advisory Agreement") that would become effective upon termination of the Current Advisory Agreement. The Acquisition is contingent upon approval of the New Advisory Agreement by the interestholders of the Portfolio, Government Cash Portfolio and Treasury Cash Portfolio (each a "Portfolio" and, collectively, the "Portfolios").

Approval of the New Advisory Agreement requires the affirmative vote of the lesser of (i) more than 50% of the outstanding interests of the Portfolio or
(ii) 67% of the interests of the Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests of the Portfolio are present or represented. The Portfolio and, to the best of the Trust's knowledge, the other investment company interestholder in the Portfolio, will have a shareholders meeting on or about the same date as the Meeting.

In addition, the current investment advisory agreement between Forum Advisors and Core Trust, under which Forum Advisors provides investment advisory services to the Portfolio at the request of Linden (the "Current Subadvisory Agreement"), will also terminate automatically upon approval of the New Advisory Agreement.

CURRENT ADVISORY AGREEMENT

Under the Current Advisory Agreement, Linden, subject to the control of the Board of Trustees of Core Trust (the "Core Board"), manages the Portfolio's investments. In this regard, it is the responsibility of Linden to continuously provide the Portfolio with investment management, including investment research, advice and supervision, to determine which securities shall be purchased or sold by the Portfolio, and to make purchases and sales of securities on behalf of the Portfolio. The Portfolios are currently the only advisory accounts of Linden.

The Current Advisory Agreement was initially approved by the Core Board on August 30, 1995. The Current Advisory Agreement was last submitted to interestholders for approval on December 27, 1996 and the current Advisory Agreement is dated January 1, 1997. The Current Advisory Agreement with respect to the Portfolio continues in effect for successive twelve-month periods with respect to the Portfolio; provided that the continuance is specifically approved at least annually (i) by the Core Board or by vote of a majority of the outstanding voting interests of the Portfolio, and in either case, (ii) by a majority of Core Trust's trustees who are not parties to the Current Advisory Agreement or interested persons of any such party (other than as trustees of Core Trust). If the continuation of the Current Advisory Agreement is not approved as to the Portfolios, Linden will continue to render services described in the Current Advisory Agreement to the Portfolio and the other Portfolios. Continuance of the Current Advisory Agreement in its present form was most recently approved by the Core Board at a meeting held on September 22, 1997. The Current Advisory Agreement is terminable without penalty (i) by the Core Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to Linden or (ii) by Linden on 60 days' written notice to Core Trust. The Current Advisory Agreement will automatically terminate in the event of its assignment.

Prior to January 1, 1997, Linden received from the Portfolio an advisory fee for its services based on the total assets of the Portfolio combined with the other Portfolios (the "Total Portfolio Assets") as follows: 0.05% of the first $200 million of Total Portfolio Assets, 0.03% of the next $300 million of Total Portfolio Assets, and 0.02% of the remaining Total Portfolio Assets. Since January 1, 1997, Linden has received from the Portfolio an advisory fee for its services based on Total Portfolio Assets as follows: 0.06% of the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets, and 0.03% of the remaining Total Portfolio Assets. All advisory fees are paid to Linden monthly. The advisory fees paid to Linden for the Portfolio's fiscal year ended August 31, 1997 were $72,872.

TERMS OF LINDEN ACQUISITION

Linden is wholly owned by Anthony R. Fischer, Jr., its president and sole director. Linden's and Mr. Fischer's principal business address is 812 North Linden Drive, Beverly Hills, California 90210. Under the Purchase and Sale Agreement, Forum Investment Advisors would pay to Mr. Fischer a purchase price of $750,000 subject to adjustment for all of Linden's stock. Forum Investment Advisors is controlled by John Y. Keffer, a trustee of the Trust. Under the Purchase and Sale Agreement, Forum Investment Advisors intends to enter into an agreement (the "Consulting Agreement") with a new company solely owned by Mr. Fischer under which Mr. Fischer will be obligated to Forum Investment Advisors to provide services to Forum Investment Advisors with respect to the Portfolio, subject to the code of ethics, compliance structure and management policies of Forum Investment Advisors, for a five year period following the Acquisition closing date (currently scheduled for January 2, 1998) during which Forum Investment Advisors serves as investment adviser to the Portfolio. Pursuant to the Consulting Agreement, Mr. Fischer will receive $250,000 to establish the consulting relationship and a monthly fee.

NEW INVESTMENT ADVISORY AGREEMENT

Under the proposed New Advisory Agreement, Forum Investment Advisors, subject to the control of the Board of Trustees of Core Trust (the "Core Board"), will manage the Portfolio's investments. In this regard, it will be the responsibility of Forum Investment Advisors to continuously provide the Portfolio with investment management, including investment research, advice and supervision, to determine which securities shall be purchased or sold by the Portfolio, and to make purchases and sales of securities on behalf of the Portfolio. Forum Advisors currently advises (and it is anticipated that Forum
Investment Advisors will advise effective as of January 2, 1998) five other mutual funds, including another money market fund. As described above, Mr. Fischer will continue to provide portfolio management services to the Portfolio under the proposed Consulting Agreement.

Like the Current Advisory Agreement, the New Advisory Agreement with respect to the Portfolio will continue in effect for successive twelve-month periods with respect to the Portfolio; provided that the continuance is specifically approved at least annually (i) by the Core Board or by vote of a majority of the outstanding voting interests of the Portfolio, and in either case, (ii) by a majority of Core Trust's trustees who are not parties to the New Advisory Agreement or interested persons of any such party (other than as trustees of Core Trust). If the continuation of the New Advisory Agreement is not approved as to the Portfolios, Forum Investment Advisors will continue to render services described in the New Advisory Agreement to the Portfolio and the other Portfolios. The New Advisory Agreement will be terminable without penalty (i) by the Core Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to Forum Investment Advisors or (ii) by

Forum Investment Advisors on 60 days' written notice to Core Trust. The New Advisory Agreement will automatically terminate in the event of its assignment.

Under the New Advisory Agreement, Forum Investment Advisors would receive from the Portfolio an advisory fee equal to that under the Current Advisory Agreement. No fee change is proposed in the New Advisory Agreement, a copy of which is attached hereto as Exhibit B.

FORUM INVESTMENT ADVISORS AND ITS AFFILIATES

As described above, management of Forum Advisors anticipates that Forum Advisors will reorganize into a Delaware limited liability company, Forum Investment Advisors, prior to the closing of the Acquisition, which is currently planned for January 2, 1998. It is also anticipated that Forum Investment Advisors, Forum, Forum Administrative Services, LLC (the Trust's administrator), Forum Financial Corp. (the Trust's transfer agent), as well as several other of their affiliated entities, will become subsidiaries of Forum Financial Group, LLC ("Forum Financial Group"), a Maine limited liability company which will be owned solely by John Y. Keffer, Chairman and President of the Trust. The principal business address of Forum Investment Advisors as well as its affiliates including its parent company, Forum Financial Group, will be Two Portland Square, Portland, Maine 04101. At some future time, Forum Investment Advisors, Forum, Forum Financial Corp., as well as several other of their affiliated entities, may become subsidiaries of an intermediary company to be owned solely by Forum Financial Group.

Forum or its affiliates serve as the principal underwriter of each Fund, the manager of the Trust and administrator of the Portfolio. Forum and its affiliates currently provide management, administration and distribution services to registered investment companies and collective investment funds with assets of approximately $[ ]. Forum Financial Corp. currently provides both fund accounting and transfer agency services to over [ ] clients. As described above, Forum Advisors currently provides portfolio management services to five mutual funds including one money market fund.

John Y. Keffer, Chairman and President of the Trust and Mark D. Kaplan, Vice President, Assistant Treasurer and Assistant Secretary are the only executive officers of the Trust. Mr. Kaplan is a Managing Director of Forum. Mr. Keffer is the president, director and owner of Forum, Forum Advisors and Forum Financial Corp. Messrs. Keffer and Kaplan also serve other investment companies in capacities similar to those they hold with the Trust. Their address is Two Portland Square, Portland, Maine 04101. For a further description of the services provided by and compensation paid to any of these persons, shareholders should refer to the Fund's prospectus.

COMPARATIVE FEE TABLE

The following table shows, for the Fund's fiscal year ended August 31, 1997, the operating expenses of the Fund and the pro forma operating expenses of the Fund assuming the proposed New Advisory Agreement had been in effect throughout the year. Because the Fund's management has voluntarily agreed to fee waivers capping the Fund's expense ratio at the amount set forth on the "Total Operating Expenses" line, the increase in advisory fees would have had no effect on the Fund's total operating expenses. The purpose of the table and example that follows is to assist investors in understanding the various costs and expenses of investing in the Fund.

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)(1)

                                                Actual                Pro Forma
                                                ------                ---------

Management Fees(2) (after fee waivers)           [  ]%                  [  ]%
Rule 12b-1 Fees                                  None                   None
Other Expenses (after reimbursements)            [  ]%                  [  ]%
                                                ------                 --------
Total Operating Expenses                         [  ]%                  [  ]%

(1) All information is net of applicable waivers and reimbursements and includes the Fund's pro rata portion of the expenses of the Portfolio. Absent expense reimbursements and fee waivers, the actual and pro forma expenses of the Fund would be: Management Fees; 0.19%(actual) and 0.19% (pro forma); Other Expenses; 0.93%(actual) and 0.93% (pro forma); and Total Operating Expenses, 1.12%(actual) and 1.12% (pro forma).

(2)  Includes all advisory, management and administration fees.

EXAMPLE

The following illustrates the expenses an investor would pay on a $1,000 investment the Fund under the existing and proposed fees and the expenses stated above, assuming a five percent annual return, reinvestment of all distributions and redemption at the end of each time period:

                                     1 YEAR      3 YEARS     5 YEARS    10 YEARS
                                     ------      -------     -------    --------

Actual and Pro Forma
         Daily Assets Cash Fund      $[  ]        $[  ]       $[  ]       $[  ]

THE FIVE PERCENT ANNUAL RETURN IS NOT PREDICTIVE OF AND DOES NOT REPRESENT THE FUND'S PROJECTED RETURNS; RATHER IT IS REQUIRED BY GOVERNMENT REGULATION. THE EXAMPLE SHOULD NOT BE CONSIDERED A PRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN.

FACTORS CONSIDERED BY THE BOARDS OF TRUSTEES

At a meeting held on September 22, 1997, the Core Board considered various matters in determining the reasonableness and fairness of the proposed New Advisory Agreement with Forum Investment Advisors. At a meeting held September 22, 1997, and through additional information provided to the Board thereafter in connection with the Board's execution of a unanimous consent, the Board reviewed the same information in determining to submit this proposal to Shareholders.

In reaching their decisions, the Core Board and the Board (collectively, the "Boards") examined and weighed certain factors, including:

  * NATURE AND QUALITY OF SERVICES. The Boards considered the nature and quality of services rendered and the results achieved by Linden in its management of the Portfolio. The Boards also considered that Mr. Fischer would continue to provide portfolio management services to the Portfolio under the supervision of Forum Investment Advisors after the Acquisition. Also considered were the various services Forum and its affiliates currently provide to the Trust, including distribution, administration, fund accounting and transfer agency services.

  * ORGANIZATIONAL CAPABILITIES AND FINANCIAL CONDITION OF FORUM INVESTMENT ADVISORS. The Boards considered the organizational capabilities as well as the financial condition of Forum Investment Advisors relative to Linden.

  * ADVISORY FEES AND EXPENSES. The Boards considered the current advisory fee rate as well as the fact that there is no proposed advisory fee increase and, therefore, no impact on the Portfolio's fee rates and annual expenses (which include the advisory fee and all other operating expenses incurred by the Portfolio). For information concerning the Portfolio's expense ratios on both an existing and pro forma basis, see "Comparative Fee Table" above.

  * COMPARISONS WITH OTHER FUNDS. The Boards considered the advisory fees paid by other funds with similar investment objectives. The Boards also compared the proposed operating expense ratios of the Portfolio with the ratios of those other investment companies.

  * PORTFOLIO PERFORMANCE. The Boards considered the performance of the Portfolio as compared to the performance of securities indices and performance of other funds having comparable investment objectives and policies. The Boards also took into account the historical investment results of the Portfolio.

After full consideration of the matter, the Core Board and the Board recommended that the New Advisory Agreement be approved and that it be submitted to all interestholders of the Portfolio, including the Fund.

If approved by the interestholders of the Portfolios, the proposed New Advisory Agreement will become effective on January 2, 1998, and the New Advisory
Agreement will continue from year to year thereafter if approved in the same manner as the Current Advisory Agreement. If the New Advisory Agreement is not approved by interestholders of the Portfolios for which Linden currently serves as investment adviser, the Current Advisory Agreement will continue in effect in its present form.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                                  PROPOSAL ONE

OTHER BUSINESS

Management knows of no other business to be presented at the Meeting. If any additional matters should be properly presented, it is intended that the enclosed proxy will be voted on such matters in accordance with the judgment of the persons designated in the proxy.

ADDITIONAL INFORMATION

CERTAIN INFORMATION CONCERNING SHARE OWNERSHIP

As of November 3 (the record date), there were [ ] shares of the Fund outstanding. Also as of November 3, the Trust believed the following persons beneficially owned five percent or more of the total outstanding shares of the Fund. Management is not aware of any other person who owns beneficially five percent or more of the shares of the Fund.

                                               Number of       Percent of
                                                Shares         Fund Shares
                                                ------         -----------
DAILY ASSETS CASH FUND


As of November 3, the Trustees and officers of the Trust, in the aggregate, owned less than one percent of the shares of the Fund. As of November 3, the following Trustees owned shares of the Fund: Also as of November [ ], no officer of the Trust owned any Fund shares.

SUBMISSION OF SHAREHOLDER PROPOSALS

Following the Meeting, it is anticipated that neither the Trust nor the Fund will hold any shareholder meetings except as required by Federal or Delaware state law. Shareholders wishing to submit proposals, including proposals to nominate persons for election as trustees, for inclusion in a proxy statement for a subsequent shareholder meeting should send proposals to the Secretary of the Trust, David I. Goldstein, in care of Forum Administrative Services, LLC.

NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

Banks, broker-dealers and voting trustees and their nominees should advise the Secretary of the Trust, David I. Goldstein, in care of Forum Administrative Services, LLC, whether, with respect to shares of record held by them, other persons are beneficial owners of shares for which proxies are being solicited and if so, the number of copies of the Proxy Statement needed in order to supply copies to the beneficial owners of the shares.

   YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

November 12, 1997                             By order of the Board of Trustees,


                                              David I. Goldstein
                                              Secretary